UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

SPDR® GOLD TRUST

SPONSORED BY WORLD GOLD TRUST SERVICES, LLC

(Name of Registrant as Specified In Its Charter)

Steven J. Glusband, Esq.

Austin D. Keyes, Esq.

Carter Ledyard & Milburn LLP

2 Wall Street

New York, New York 10005

(212) 732-3200

glusband@clm.com

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CALL-CENTER Q&A

Q: Why did I receive an e-mail referring to “ SSGA FUNDS - ETF FUNDS 2014 Consent Solicitation of Shareholders” and “participation in an exchange offer for trust-preferred securities”?

A: The e-mail should have referred to your vote on the proposals to amend the Trust Indenture of the SPDR® Gold Trust. We apologize for any confusion this caused and urge you to review the materials and vote accordingly.

Q: Was the email a mistake?

A: The email was authorized to be sent but included some erroneous information. This had no impact on the voting system and enclosed link, however.

Q: Am I required to do anything?

A: Your action is important. You should review the materials and vote via the provided link, if you haven’t already done so.

OR I can take your vote now and a confirmation of your vote will be sent to you.

Q: I voted in response to the original e-mail. Is my vote valid and accurate?

A: Yes, your vote was recorded accurately and is valid.

Q: Was the online voting system wrong?

A: The earlier voting link was correct. If you voted after receiving the email, your vote was recorded accurately and is valid.

Q: Can I check or change my vote?

A: You can use the link to re-record your vote and it will update the system accordingly.

OR I can take your vote now and a confirmation of your vote will be sent to you.